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                                                                    EXHIBIT 99.1

[LOGO]                                               [LOGO]

CONTACTS:         WRC MEDIA INC.                     THINKBOX INC.
                  Richard Nota                       David Ackert
                  512 Seventh Avenue                 801 North Brand Boulevard
                  23rd Floor                         Suite 680
                  New York, NY 10018                 Glendale, CA  91203
                  212-768-2268                       818-244-9494 X104


FOR IMMEDIATE RELEASE


            WRC MEDIA ANNOUNCES STRATEGIC INVESTMENT IN THINKBOX'TM'

 Leading education company gains access to top creative design, early childhood programs and school-to-home linkage



NEW YORK, NY - MAY 21, 2001 - WRC Media Inc., the leading supplementary education publisher, today announced a strategic investment in ThinkBox Inc., a leading creator of Internet-delivered education programs for the school and home markets. The deal secures WRC's position as the leading publisher of instructional software for the school market, and extends its reach beyond the walls of the classroom into the home learning market. Key elements of the broad partnership include an investment by WRC in ThinkBox'TM', WRC's acquisition of distribution rights for ThinkBox'TM' programs to schools, and the licensing to ThinkBox'TM''TM' of the Weekly Reader'r' brand names and content for use in its programs.

ThinkBox'TM' is best known for its innovative Kindle Park'TM' education program (www.kindlepark.com), which is the first Internet-delivered curriculum program designed exclusively for the early childhood market (Pre-K through Grade 1). Founded in 1998 by senior executives from entertainment and education companies such as Disney, DreamWorks and Scholastic, ThinkBox'TM' creates compelling education programs for children on the Internet that bring together the best creativity with the best education. Kindle











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Park'TM', a learning playground for 2-6 year olds, was launched late last year.
It is currently used by thousands of children in homes and schools nationwide.

Martin E. Kenney, Jr., Chief Executive Officer of WRC, stated, "Our relationship with ThinkBox'TM' is a key element of our strategy to take the lead in Internet-delivered Pre-K--12 education. ThinkBox'TM' brings a strong, experienced management team that knows the Internet, education and entertainment, and they have developed a superior product in Kindle Park'TM'. Their unique combination of skills and assets will help us to quickly and efficiently deploy a suite of powerful Internet-delivered tools and content to the school market. We expect ThinkBox'TM' to play a significant role in advancing our strategy in the months and years to come."

Brian Napack, CEO of ThinkBox'TM', said, "Our new partnership with WRC gives us the resources and market reach to touch the learning lives of millions of children, teachers and parents each week at school and in the home. Marty and his team have assembled a set of world-class brands, products and distribution capabilities that makes WRC one of the most formidable competitors in the market. We are thrilled to have the opportunity to work with such powerful companies as Weekly Reader'r', World Almanac'r', CompassLearning'TM' and American Guidance Service, Inc."

Beginning immediately, WRC will begin distributing ThinkBox'TM''s Kindle Park'TM' program to the school market through its CompassLearning'TM' division. Mr. Napack commented, "CompassLearning'TM' has the best sales force in the industry. Now, with Kindle Park'TM', this group will provide school administrators with a comprehensive range of needs-based products that begin with Pre-K classrooms and that follow students up through elementary and secondary school. Also part of the new relationship, ThinkBox'TM' will gain the right to develop Internet programs that incorporate the Weekly Reader'r' brand and content. Weekly Reader'r' is one of the most powerful brands in the publishing business," said Napack. "We are looking forward to extending Weekly Reader'r''s tradition of encouraging reading and literacy among youngsters everywhere."

With respect to WRC's Internet strategy, Mr. Kenney stated, "We have just begun to uncover the potential of Internet-delivered education. Our company-wide strategy leverages our proven brands, product assets, distribution capacity and an installed base of customers actively using technology to drive immediate revenue growth with low execution risk. Companies like ThinkBox'TM'give us a cost- and time-efficient method of incorporating best-of-breed curriculum programs into our existing product offering. ThinkBox'TM'



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immediately extends our product line into the growing early childhood market, and gives us the opportunity to extend our reach into the lucrative consumer learning market. Finally, ThinkBox'TM' has valuable business relationships that can contribute leading brands, content, distribution and infrastructure to our strategy."

                                   **********

WRC Media Inc. (www.wrcmedia.com), a publishing and media company, creates and distributes innovative quality supplementary educational materials for use in schools, libraries, and the home. According to Educational Marketer, WRC Media was the nation's largest supplementary materials publisher for 1999. WRC Media Inc has four principal operating subsidiaries.

CompassLearning'TM' Inc. is the leader in research-driven, standards-based digital learning solutions that provide choices to help teachers manage student performance, personalize learning, and connect communities of learners. With over 7,000 hours of curriculum and instruction, more than 20,000 schools use CompassLearning'TM' solutions.

Weekly Reader Corporation publishes Weekly Reader'r' periodicals serving over 7 million school children. It also publishes other branded periodicals and instructional materials, including Teen Newsweek'r', published for middle and high school students.

World Almanac Education Group, Inc. publishes the World Almanac'r' and World Almanac'r' for Kids, Facts On File'r' news periodicals and Internet services, Gareth Stevens books and the Funk & Wagnalls encyclopedia. The company distributes high quality books to schools and libraries through its Library Services division.

American Guidance Service, Inc. is a leader in producing highly reliable and valid behavior, ability, achievement, and speech-language assessments, and publishes a variety of high-interest, low-reading-level textbooks for middle and high school students.

                                   **********

ThinkBox'TM' Inc. (www.ThinkBox.com) uses the Internet to enhance the learning lives of children ages 2-14. Integrating award-winning creativity, research-based education, and innovative technologies, ThinkBox'TM' fulfills the strong educational needs of children and their grownups at home, at school and anywhere else they play and learn.

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The ThinkBox'TM' team includes founder Brian Napack, former Vice President and founder of Disney Educational Publishing; Bruce Cranston, former head of TV animation development for both Dream Works and Disney; Akimi Loy Gibson, whose experience includes senior positions at Disney and Scholastic; and Mark Shneour, formerly an executive with Nestle USA. ThinkBox'TM' has a respected advisory board that includes leading educators and child advocates such as Dr. Jerlean Daniel, former president of the National Association for the Education of Young Children (NAEYC); Dr. J. Kevin Nugent, Executive Director of The Brazelton Institute; Judith Gold, Director of LEARNS; and Robert S. Peterkin, Director of the Harvard Graduate School of Education. ThinkBox'TM' is located in Glendale, California.






Information in this press release contains forward-looking statements, including statements regarding WRC Media's expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.

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